Exhibit 10.3

Second Amendment to

Amerigon Incorporated

2011 Equity Incentive Plan

The Amerigon Incorporated 2011 Equity Incentive Plan (the “Plan”) is hereby amended as follows:

1. Increase in Maximum Number of Shares Subject to the Plan. The maximum number of shares of stock which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan is increased by 2,000,000, from 850,000 shares of Common Stock of the Corporation to 2,850,000 shares of Common Stock of the Corporation (subject to adjustments as provided in Paragraph 5 of the Plan).

2. Increase in Number of Shares of Common Stock that may be Issued Pursuant to Full Value Awards. The maximum number of shares of stock that may be issued pursuant to Awards in the form of restricted stock, restricted stock units, Performance Shares or other stock-based awards granted under the Plan is increased by 200,000, from 50,000 shares of Common Stock of the Corporation to 250,000 shares of Common Stock of the Corporation (subject to adjustments as provided in Paragraph 5 of the Plan).

The section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.